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                                                           Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Zurich Reinsurance Centre Holdings, Inc. 1995 Stock Option Plan of our reports dated February 12, 1996, with respect to the consolidated financial statements of Zurich Reinsurance Centre Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                              /s/  ERNST & YOUNG LLP

Stamford, Connecticut
May 23, 1996